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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Cabletron Systems, Inc.:

  We consent to incorporation by reference in the registration statements (Nos. 33-50454, 33-31572, 33-50753, 33-21391, 33-17557, 33-09029, 33-96060,
33-96058, 33-33454, 33-42490, 33-63419, 33-64311, 33-83991 and 33-54754) on
Form S-8 and registration statements (Nos. 33-54176 and 33-92863) on Form S-3 of Cabletron Systems, Inc. of our reports dated April 12, 2001, except for the first paragraph of Note 16, which is as of May 23, 2001 relating to the consolidated balance sheets of Cabletron Systems, Inc. and subsidiaries as of March 3, 2001 and February 29, 2000, and the related consolidated statements of operations, redeemable convertible preferred stock and stockholders' equity and cash flows and the related schedule for each of the years in the three-year period ended March 3, 2001, which reports are included in the March 3, 2001 Annual Report to Stockholders on Form 10-K of Cabletron Systems, Inc.

Boston, Massachusetts
June 1, 2001

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